EXHIBIT 99.1

AUGUST FINANCIAL HOLDING COMPANY, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of August Financial Holding Company, Inc. (the “Company”) on Form 10-KSB for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vivian Wenhuey Chen Huang, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Vivian Wenhuey Chen Huang

Vivian Wenhuey Chen Huang

Chairman of the Board, President and CEO

March 31, 2003